Exhibit 4.1
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE CODE, (B) AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SECURITIES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
LINCOLN NATIONAL CORPORATION RESERVES THE RIGHT TO MODIFY THE FORM OF THE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO

REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LINCOLN NATIONAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

LINCOLN NATIONAL CORPORATION
2.330% Senior Notes due 2030

No. G-1                CUSIP No.: 534187 BM0
                         U.S. $500,000,000

Lincoln National Corporation, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on Schedule I hereto (which amount shall not exceed $500,000,000 at any time) on August 15, 2030 and to pay interest from and including the Initial Interest Accrual Date (as defined below), or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing on the February 15 or August 15 immediately following the date of original issuance of this Security (each, an “Interest Payment Date”) on the principal amount outstanding on such Interest Payment Date or on the Maturity Date (as defined below) at the rate of 2.330% per annum until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest which is overdue shall bear interest at the rate of 2.330% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The “Initial Interest Accrual Date” means (i) if this Security is issued prior to February 15, 2021, August 18, 2020, (ii) if this Security (A) is issued after February 15, 2021 and prior to August 15, 2030 (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date”) and (B) is not issued on any February 15 or August 15, the February or August 15 immediately preceding the date of original issuance hereof, or (iii) if this Security is issued on any February 15 or August 15 prior to the Maturity Date, such February 15 or August 15. If any Interest Payment Date falls on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day in the amount that would otherwise have been due on February 15 or August 15 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. If August 15, 2030 shall not be a Business Day, payment of the principal and interest due on that date need not be made on that day but may be made on the next day that is a Business Day with the same force and effect as if made on August 15, 2030 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date, provided that any interest payable at August 15, 2030 or on any Optional Redemption Date (as hereinafter defined) will be paid to the person to whom principal is payable, subject to certain exceptions as provided in the Indenture. Payment of the principal of, and interest due on, this Note at the Stated Maturity or upon redemption will be made at the designated office or agency of the Company maintained for such purpose in The City of New York, New York (which shall initially be the Corporate Trust Office of the Notes Trustee, as Paying Agent, in the City of New York) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and shall be payable as provided in Section 3.08(b) of the Indenture. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. Payment of interest (including interest on any Interest Payment Date) will be made, subject to the Notes Trustee’s arrangements with the Depository with respect to any Global Securities, (a) if this Note is held by the Trust, by wire transfer in immediately available funds and (b) if this Note has been distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust and is not represented by a Global Security, at the option of the Company, by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Notes Trustee at least 15 days prior to the date for payment by the person entitled thereto.

“Regular Record Date” means the February 1 or August 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that this Note is held by Belrose Funding Trust, as Delaware statutory trust (the “Trust”), or in book-entry form only, interest will be paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the Interest Payment Date and (b) if this Note is issued in definitive form to a holder of Trust Securities in exchange therefor after February 1 or August 1 and prior to the next February 15 or August 15, as the case may be, interest shall be payable on such February 15 or August 15 to the persons in whose names the Trust Securities were registered at the close of business on the preceding February 1 or August 1, as the case may be (whether or not a Business Day).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. Unless the certificate of authentication hereon has been executed by the Notes Trustee by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

LINCOLN NATIONAL CORPORATION

By
Name:
Title:

By
Name:
Title:

Attest:
Name:
Title:

Dated:

Certificate of Authentication
This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Notes Trustee

Authorized Signatory

[Reverse of Note]
LINCOLN NATIONAL CORPORATION
2.330% Senior Notes due 2030
    This Note is one of a duly authorized issue of Securities of the Company of a series hereinafter specified, all issued and to be issued under the Senior Indenture dated as of March 10, 2009 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee under the Base Indenture (hereinafter the “Notes Trustee”, which term includes any successor Notes Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Notes Trustee and the Holder of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, the terms of which different series may vary as provided in the Indenture. This Note is one of a series of the Securities of the Company designated as its 2.330% Senior Notes due 2030 (hereinafter called the “Notes”), limited in aggregate principal amount to the Maximum Amount. The Notes of this series are issuable in registered form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
    All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
    This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture.
    The Notes are redeemable, in whole or in part, at the option of the Company (the date of any such redemption, an “Optional Redemption Date”), at any time or from time to time, upon notice to each Holder of the Notes at least 30 days (or 45 days in the case of any Notes held by the Trust) but not more than 60 days prior to the Optional Redemption Date.
    At any time and from time to time prior to May 15, 2030 (the “Par Call Date”), the redemption price (the “Optional Redemption Price”) will be the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the Optional Redemption Date) discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points. At any time and from time to time on or after the Par Call Date, the Optional Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed. In each case, the Company shall also pay accrued and unpaid interest on the principal amount being redeemed to but excluding the Optional Redemption Date. Prior to the dissolution and termination of the Trust, the Company may redeem the Notes only in integral multiples of $50,000,000 principal amount.
“Adjusted Treasury Rate” means, with respect to any Optional Redemption Date:
•the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or
•if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.
        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding such Optional Redemption Date.
    “Comparable Treasury Issue” means the U.S. Treasury security, selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on the Par Call Date) (the “Remaining Life”).
    “Comparable Treasury Price” means, with respect to an Optional Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
    “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company, which in any case shall not be the Notes Trustee, to determine the Optional Redemption Price.

    “Reference Treasury Dealer” means (1) Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC and (2) two additional primary U.S. government securities dealers, including dealers outside New York City (each, a “Primary Treasury Dealer”) selected by the Company and, in each case, their respective successors; provided that if any of them ceases to be a Primary Treasury Dealer the Company will substitute another Primary Treasury Dealer.
    “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.
    The Company will prepare and mail a notice of redemption to each Holder of Notes to be redeemed by first-class mail (or, if the Notes are represented by one or more Global Securities, transmitted in accordance with DTC’s standard procedures therefor) at least 30 days (or 45 days in the case of any Notes held by the Trust) and not more than 60 days before the Optional Redemption Date. On and after an Optional Redemption Date, interest will cease to accrue on the Notes called for redemption (unless the Company defaults in payment of the Optional Redemption Price and accrued interest). On or before the Optional Redemption Date, the Company will deposit with a Paying Agent (or the Notes Trustee) money sufficient to pay the Optional Redemption Price of and accrued interest on the Notes to be redeemed on the Optional Redemption Date. If less than all of the Notes are to be redeemed following the distribution of the Notes to the holders of the Trust Securities upon the dissolution and termination of the Trust, each Note shall be redeemed pro rata, rounded up or down to the nearest integral multiple of $1,000; provided that if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by DTC in accordance with its standard procedures therefor.
    The Notes are not entitled to any sinking fund. If an Event of Default shall occur with respect to the Notes, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture contains provisions for defeasance at any time of the Notes, upon which the Company, at its option, shall be deemed to have been discharged from its obligations with respect to the Notes or shall cease to be under any obligation to comply with certain restrictive covenants of the Indenture. The provisions for defeasance set forth in Sections 13.02 and 13.03 of the Base Indenture shall apply if the Notes are distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust.
    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected by such amendment or supplement voting as one class. Without the consent of any Holder, the Company and the Notes Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency. Subject to certain exceptions, any past default or Event of Default may be waived by Holders of at least a majority in principal amount of the Outstanding Securities of any series affected on behalf of the Holders of the Securities of that series or the Holders of at least a majority in principal amount of all the Outstanding Securities voting as one class. After the amendment or supplement is effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereunder or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof.
    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed.
    As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
    As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.
    No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
        The Company, the Notes Trustee, the Paying Agent, the Security Registrar and any agent of the Company or the Notes Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.02(a) of the First Supplemental Indenture), whether or not this Note be overdue, and neither the Company, the Notes Trustee nor any such agent shall be affected by notice to the contrary. Except as provided in Section 3.02(a) of the First Supplemental Indenture, all payments of the principal of and interest due on this Note made to or upon the order of the registered Holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

        No recourse shall be had for payment of the principal of, or the interest on, this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or, except as provided in the Indenture, successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

    This Note (and if this Note is a Global Security, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is an individual Security, the Company or the Notes Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or DTC or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or his attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Notes Trustee in order to confirm compliance with the transfer restrictions set forth herein.

Annex A
Rule 144A Certificate
Lincoln National Corporation
150 N. Radnor-Chester Road
Radnor, Pennsylvania 19087
The Bank of New York Mellon
240 Greenwich Street, 7E
New York, NY 10286
Attn: Audrey Williams, GCT – Financial Institutions
Re:    2.330% Senior Notes due August 15, 2030 (the “Notes”)
of Lincoln National Corporation (the “Company”)
    Reference is made to the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
This certificate relates to U.S.$_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):
CUSIP No.: 534187 BM0
CERTIFICATE No(s). _____________________
The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder”.
The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Holder hereby further certifies as follows:
1.    the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

2.    the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Date: _________________
Very truly yours,

By:
Name:
Title:
Address:

(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Schedule I
The initial principal amount evidenced by this Security is $500,000,000.
CHANGES TO PRINCIPAL AMOUNT OF THIS SECURITY

Date	Principal Amount by which this Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Securities	Notation Made by